                                                                   EXHIBIT 26.2


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

      ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              BANKNORTH GROUP, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                        03-0321189
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

         300 FINANCIAL PLAZA
         BURLINGTON, VERMONT                                  05401
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                GUARANTEE OF 10.52% CAPITAL SECURITIES, SERIES B
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

                  (A)  NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of September, 1997.

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    TRUSTEE

                                    BY      /S/ RICHARD D. MANELLA

                                            RICHARD D. MANELLA
                                            VICE PRESIDENT AND SENIOR COUNSEL

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                     September 18, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of Banknorth Group, Inc., relating to the 10.52% Capital Securities, Series B of Banknorth Capital Trust I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    BY:     /S/ RICHARD D. MANELLA

                                            RICHARD D. MANELLA
                                            VICE PRESIDENT AND SENIOR COUNSEL

                                                                     EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call    Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                  DOLLAR AMOUNTS IN                      C400
                                                                   THOUSANDS             RCFD    BIL MIL THOU

ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..                                   0081        4,415,563         1.a.
    b. Interest-bearing balances(2)...........................                                   0071        7.049,275         1.b.
2.  Securities

    a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                  1773        4,455,173         2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                       1350        4,604,233         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................         RCFD 2122  24,185,099                                   4.a.
    b. LESS: Allowance for loan and lease losses..............         RCFD 3123     423,419                                   4.b.
    c. LESS: Allocated transfer risk reserve..................         RCFD 3128           0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........                                            2125        23,761,680        4.d.
5.  Trading assets (from Schedule RD-D).......................                                   3545         6.930.216        5.
6.  Premises and fixed assets (including capitalized leases)..                                   2145           705,704        6.
7.  Other real estate owned (from Schedule RC-M).....                                            2150             7,960        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................                                   2130            64,504        8.
9.  Customers' liability to this bank on acceptances outstanding.......                          2155           562,251        9.
10. Intangible assets (from Schedule RC-M)....................                                   2143           283,716        10.
11. Other assets (from Schedule RC-F).........................                                   2160         1,997,778        11.
12. Total assets (sum of items 1 through 11)..................                                   2170        54,837,423        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                                   Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           Thousands                      BIL MIL THOU

LIABILITIES

13. Deposits:

    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................                                       RCON 2200     21,852,164       13.a
       (1) Noninterest-bearing(1)....................                  RCON 6631  9,474,510                                13.a.1
       (2) Interest-bearing..........................                  RCON 6636 12,377,654                                13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...                                                RCFN 2200      13,756,280      13.b.
       (1) Noninterest bearing.......................                  RCFN 6631    330,030                                13.b.1
       (2) Interest-bearing..........................                  RCFN 6636 13,426,250                                13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800         3.827,159    14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840            40,307    15.a
    b. Trading Liabilities(from Schedule RC-D)............................................. RCFD 3548         4,985,577    15.b
16. Other borrowed money:
    a. With original maturity of one year or less....                                       RCFD 2332       2,337,018      16.a
    b. With original  maturity of than one year through three years....                          A547          265,393     16.b
 .   c.  With a remaining maturity of more than three years ................................      A548          322,175     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 RCFD 2920          562,251     18
19. Subordinated notes and debentures (2)...                                                RCFD 3200        1,700,000     19
20. Other liabilities (from Schedule RC-G)..                                                RCFD 2930          929,875     20
21. Total liabilities (sum of items 13 through 20)...                                       RCFD 2948       50,618,199     21
22. Not applicable
EQUITY CAPITAL

23. Perpetual preferred stock and related surplus....                                       RCFD 3838             0         23
24. Common stock.....................................                                       RCFD 3230           200,858     24
25. Surplus (exclude all surplus related to preferred stock)                                RCFD 3839        2,948,616      25
26. a. Undivided profits and capital reserves........                                       RCFD 3632         1,059,214     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                                       RCFD 8434            12,788     26.b.
27. Cumulative foreign currency translation adjustments                                     RCFD 3284            (2,252)    27
28. Total equity capital (sum of items 23 through 27)                                       RCFD 3210         4,219,224      9

Memorandum

To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                         Number
    auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . ..RCFD 6724 . ...   N/A      M.1.

1  = Independent audit of the bank conducted in accordance    4 =  Director's examination of the bank performed
     with generally accepted auditing standards by a               by other external auditors (may be required
     certified public accounting firm which submits a              by state chartering authority)
     report on the bank
2 = Independent audit of the bank's parent holding company    5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing      auditors
     standards by a certified public accounting firm which    6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company          auditors
     (but not on the bank separately)                         7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in          8 =  No external audit
     work accordance with generally accepted auditing
     standards by a certified public accounting firm (may be
     required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.